SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZULU ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

Colorado	20-3281304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2300
Denver, Colorado 80202
(720) 961-3255

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2008 Equity Incentive Plan
(Full Name of Plan)

Mohamed H. Gova
950 17th Street, Suite 2300
Denver, Colorado 80202
(720) 961-3255

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Robert M. Bearman, Esq.
Patton Boggs LLP
1801 California Street, Suite 4900
Denver, Colorado 80202
(303) 830-1776

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.001 per share (3)	5,900,000	$0.30	$1,770,000	$69.57
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the Registrant’s shares of outstanding Common Stock. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of the Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).
(2) The price of $0.30 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") on September 17, 2008, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
(3) Represents shares underlying outstanding restricted stock units previously granted under the Amended and Restated 2008 Equity Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers shares of common stock, par value $0.001 per share, of Zulu Energy Corp. (referred to as the “Company,” “we,” “us” or “our”), consisting of 5,900,000 shares that may be issued upon the settlement of restricted stock units previously granted under the Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”). The Company has terminated the employment of each of the Selling Stockholders, which the Company has determined results in a forfeiture of the restricted stock units. The Company is filing this Registration Statement to provide for the registration of the 5,900,000 underlying shares in the event it is determined that these shares should be issued to the Selling Stockholders.

This Registration Statement contains two parts. First, the materials that follow Part I of this Registration Statement on Form S-8 (this “Registration Statement”) up to Part II of this Registration Statement constitute the reoffer Prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8 (the “Prospectus”). The Prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Registration Statement will be sent or given to our employees, officers and directors, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Those documents do not need to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as Prospectuses or Prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in this Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the 2008 Plan. Requests should be directed to the Company’s Chief Financial Officer at 950 17th Street, Suite 2300, Denver, Colorado 80202.

REOFFER PROSPECTUS

ZULU ENRGY CORP.

5,900,000 SHARES OF COMMON STOCK
Acquired by the Selling Stockholders Under the
Amended and Restated 2008 Equity Incentive Plan

This reoffer prospectus (this “Prospectus”) relates to 5,900,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Zulu Energy Corp., a Colorado corporation (the “Company”), issuable upon the settlement of currently outstanding restricted stock units to certain persons (the “Selling Stockholders”) pursuant to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”), which may be offered and sold from time to time by them. See “Selling Stockholders”.

This Prospectus covers the offering for resale of (i) shares that may be acquired by certain Selling Stockholders upon the settlement of currently outstanding restricted stock units (the “Restricted Shares”); and (ii) shares acquired by Selling Stockholders who may be deemed affiliates of the Company after the filing of a Registration Statement on Form S-8 by the Company pursuant to restricted stock units currently held by those Selling Stockholders (the “Control Shares”).

Shares acquired pursuant to the 2008 Plan prior to the effective date of a registration statement covering securities issued under the 2008 Plan are “restricted securities” pursuant to Rule 144, whether or not held by affiliates of the Company. This Prospectus has been prepared for the purpose of registering the shares under the Securities Act, as amended (the “Securities Act”) to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Stockholders may offer for their own account these Shares for resale from time to time.

The Selling Stockholders may sell the Shares covered by this Prospectus through various means, including directly or indirectly to purchasers, in one or more transactions on any stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. Each Selling Stockholder that sells any Shares pursuant to this Prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this Prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Shares being offered by the Selling Stockholders. We will pay all of the expenses associated with this Prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the applicable Selling Stockholder.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “ZLUE.OB.” On September 18, 2008, the closing bid price of our Common Stock on such market was $0.25per share.

This investment involves a high degree of risk. Please see “Risk Factors” beginning on page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 19, 2008.

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Certain statements made in this Prospectus may constitute forward-looking statements (within the meaning of Section 27.A of the Securities Act and Section 21.E of the Exchange Act) regarding the expectations of management with respect to revenues, profitability, and adequacy of funds from operations, among other things. All statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future including statements related to new products, volume growth, revenues, profitability, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements within the meaning of the Act. Without limiting the generality of the foregoing, words such as “may”, “anticipation”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to many risks and uncertainties, many of which are outside our control, that could cause actual results and events to differ materially from the statements made herein. Some, but not all, of these risks and uncertainties include:

•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	The uncertainty of establishing proven reserves on our properties;
•
Delays in the exploration and development of our operations in Botswana due to unavailability of equipment, labor or supplies, limited capacity among engineering, procurement and drilling firms, climatic conditions or otherwise;

•	Insufficient transportation and transmission capacity, geological and mechanical conditions;

•	Delays or failures in obtaining and maintaining regulatory permits and/or licenses concerning exploration, mining, power generation, gas distribution and related requirements;
•	Political risks of operating in Africa;
•	Lack of infrastructure to distribute commercial quantities of coalbed methane;
•	Lack of markets for coalbed methane;
•	The intensity of competition; and
•	General economic conditions.

The foregoing list of important factors and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission is not exhaustive. See “Risk Factors” below for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described herein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, our actual results could be materially different from the results described or anticipated by our forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than anticipated. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this report, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire Prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this Prospectus before making an investment decision.

This Prospectus relates to 5,900,000 shares of our Common Stock, consisting of 5,900,000 shares issuable upon the settlement of restricted stock units, which may be offered and sold from time to time by the Selling Stockholders identified in this Prospectus. We anticipate that the Selling Stockholders will offer the Shares for sale at prevailing market prices on the OTC Bulletin Board on the date of such sale. We will not receive any proceeds from these sales. We are paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by such Selling Stockholder.

Zulu Energy Corp.

Our Company

We are an exploration stage company focused on plans to drill for and extract methane gas from coalbeds, known as coalbed methane (CBM), in the Republic of Botswana. If we are successful in locating and developing coalbed methane in commercial quantities and raising the capital needed for such operations, we are considering one or more strategies to distribute or utilize for various purposes (including gas-to-diesel) the coalbed methane in Botswana and its neighboring countries.

We hold nine Prospecting Licenses, through our subsidiary Nyati Resources Botswana (Proprietary) Limited, that were issued by the government of Botswana and which grant us the exclusive right for the exploration of coalbed methane on land to which the government of Botswana holds mineral rights. Our licenses expire in September 2008, but we have applied to renew these licenses. Pursuant to Botswana law, however, we may only be able to renew 50% of the gross acreage under these licenses.

We believe that coalbed methane will become a significant source of competition to conventional natural gas. The potential resources of coalbed methane contained in the world’s coal deposits greatly exceed known conventional natural gas resources. In many areas, coalbeds contain three times more gas than found in the equivalent thicknesses of limestone or sandstone.

In the event that the drilling program successfully identifies commercially viable gas reserves, we intend to make substantial investments in plant, buildings and equipment required to transport the gas from well head to processing facilities that will turn the gas into marketable products such as power, urea, methanol and diesel, including living requirements needed to support the employees and contractors in the field. So far our efforts in this area have been limited to hiring consultants to identify the potential markets. We believe that until discovered a credible gas reserves and raised sufficient funds, it would be premature for us to spend our limited resources in this area. We intend to work with professional institutions and consultants such as Gustavson Associates, who compiled the first Nyati Botswana feasibility study, on our facilities strategy. We are also currently in discussions with the U.S. Technical Development Agency for production of a bankable development and marketing study.

Corporate Information

We were incorporated in Colorado on May 6, 2005 with the name “Global Sunrise, Inc.” In September 2006, we became a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In January 2007, we changed our name to Zulu Energy Corp. Prior to our acquisition of Nyati Botswana, in December 2007, our efforts had been limited to organizational activities and capital formation and initial due diligence on a mineral claim in Ontario, Canada. After careful consideration and review of the Botswana Coalbed Methane project, our board of directors determined that it would be in the best interest of our Company and our stockholders to abandon the mineral exploration project in Ontario, Canada and concentrate our efforts on the Botswana Coalbed Methane project. Since early 2007, we have employed a new Chief Executive Officer and new Chief Financial Officer and appointed new members to the board of directors in conjunction with the resignation of the previous members of the board of directors.

Our principal executive office is located at 950 17th Street, Suite 2300, Denver, Colorado 80202, telephone (720) 961-3255. We have not yet established a website for the Company.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following risk factors and the other information in this Prospectus before investing in our common stock.

This section of the Prospectus focuses on some of the major risks inherent in our business and plans. It is not a discussion of every measure we would use to address those risks, but rather, it is an identification and discussion of those risks themselves.

An investment in the common stock offered hereby is speculative and involves a high degree of risk. In addition to the general investment risks described throughout this Prospectus, investors should carefully consider the risks identified below. Although we believe these risks are the most significant ones as of the date of this Prospectus, investors should nevertheless realize that factors other than those set forth below may ultimately affect an investment in our common stock in a manner and to a degree that cannot be foreseen at this time. We do not make any representation that the following risks represent all of the risks associated with an investment in the common stock offered hereby. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, financial condition and/or operating results could be materially adversely affected.

We Have a History Of Losses Which Should Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $2,365,412 and $1,418 for the years ended December 31, 2007 and 2006, respectively. We are in the development stage and there can be no assurance that we can achieve revenues or profitability on a quarterly or annual basis in the future. Our operations are subject to the risks inherent in the establishment of a business enterprise, and the special risks of resource exploration. Due to the nature of our business plan to make substantial expenditures for exploration and development activities in 2008 without sources of revenues, we expect to incur a substantial loss in 2008. Revenues and profits, if any, in future years will depend upon various factors, including the results of our exploration and development programs. We may not achieve our business objectives and the failure to achieve our goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 12, 2008, our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources to commence and develop our operations and generate a profit, including obtaining additional funding from the sale of our securities, developing revenues or obtaining loans from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurance that our plans will prove successful.

There Is No Assurance That We Will Establish Commercial Discoveries on Our Properties.

We have no proven reserves on our properties in Botswana, and there is only limited data from neighboring areas. Although we believe the neighboring geologic strata may extend into our properties, until we explore the properties, we cannot be certain of the nature of the resource. We may not establish commercial discoveries on any of our properties.

Because We Are Small and Do Not Have Much Capital, We May Not Be Able to Commence or Properly Execute Our Proposed Operations, Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we may not be able to commence or properly execute our proposed operations. We must raise capital to initiate and execute the initial exploration phases of our business strategy. We have no commitments or agreements for funding at this time. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment. Our plans to commercialize coalbed methane in Botswana will require additional substantial funding. Such funding is not guaranteed and if we are unable to raise such funds we will be unable to generate revenues and you will lose your investment.

We Have a Limited Operating History and if We Are Not Successful in Commencing Our Exploration Operations and Growing Our Business, Then We May Have to Cease All of Our Operations.

We have no history of revenues from operations. We have yet to generate earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful exploration, development and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

The Volatility of Natural Gas and Oil Prices Could Have a Material Adverse Effect on Our Business.

We have not yet begun to produce and sell Coalbed Methane. However, the prices of natural gas and oil affect our business to the extent that such prices influence a decision to invest in our company. If the prices of natural gas and oil are low, investors may decide to invest in other industries.

Terms of Subsequent Financings May Adversely Impact Your Investment.

We may engage in common equity, debt, or preferred stock financings to finance our initial operations. Your rights and the value of your investment in our common stock could be reduced by any type of financing we do due to the senior rights and preferences granted in those financings, or the prices at which the securities are sold by us. In addition, any share of common stock that we sell could be sold into the market impacting the price of our common stock.

If We Are Unable to Successfully Recruit and Retain Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Recently three executive officers, including our President and Chief Executive Officer, departed from the Company. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting and retaining qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

The Term of Our Coalbed Methane Prospecting Licenses Expires in September 2008, Renewal of These Licenses Cannot Be Assured, and We Could Incur Substantial Liability to the Republic of Botswana.

Our nine Coalbed Methane Prospecting Licenses granted to us by the government of the Republic of Botswana have three year terms and expire in September 2008. We have not made the required expenditures as required by the license during the first and second years of the licenses. As a result, our financial statements reflect a liability of $4,561,363, which we may need to pay the Republic of Botswana. Our total liability could exceed $8 million. Although we have been making and plan to continue making substantial expenditures related to the properties, renewal of our licenses cannot be assured. At a minimum, we expect that 50% of the lease acreage may not be included in any license renewal.

The Potential Profitability of Our Project Depends Upon Factors Beyond the Control of Our Company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

The marketability of Coalbed Methane in Botswana is not assured and will be affected by numerous factors beyond our control. Infrastructure for the distribution or conversion of this energy resource would have to be created, which will involve planning, funding and governmental approval. Other factors include market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

The Oil And Gas Industry Is Highly Competitive.

The oil and gas industry is intensely competitive. We will compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for competent and experience personnel, exploration equipment, desirable leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Our Proposed Exploration and Development Operations are Subject to Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Our proposed exploration and development activities are subject to the regulations and laws of the Republic of Botswana, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Various licenses and permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by governmental authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we expect that we will be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Ability to Achieve Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the Republic of Botswana or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our common stock is classified as a penny stock rule, is subject to additional disclosure requirements and investors may not be able to sell as much stock as they want at prevailing market prices.

Our securities are currently considered a penny stock. As a penny stock, our common stock is subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC regulations generally define a penny stock to be an equity security that is not traded on The Nasdaq Stock Market or another recognized stock exchange and has a market price of less than $5.00 per share. Our common stock will not be considered a “penny stock” if our net tangible assets (i.e., total assets less intangible assets and liabilities) exceed $2,000,000 or our average revenue is at least $6,000,000 for the previous three years. Depending upon our stock price, we may be included within the SEC Rule 3(a)(51) definition of a penny stock and have our common stock considered to be a “penny stock,” with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market.

Our common stock is subject to FINRA Sales Practice Requirements and as such investors may not be able to sell as much stock as they want at prevailing market prices.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which has the effect of reducing the level of trading activity and liquidity of our common stock. As a result, fewer broker-dealers are willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, commissions and expenses for brokerage, or any other expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who may acquire Shares pursuant to the 2008 Plan.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 90,000,000 shares outstanding as of September 17, 2008, and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock that are currently exercisable or exercisable within 60 days of September 17, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Information regarding the Selling Stockholders, including the number of Shares offered for sale, will be set forth in a Prospectus supplement to the extent required. Of the 5,900,000 shares listed below covered by this Prospectus, 5,900,000 shares are shares issuable upon the settlement of currently outstanding restricted stock units issued pursuant to the 2008 Plan and are being registered for reoffers and resales by the Selling Stockholders named in the table below. The Selling Stockholders may resell all, a portion, or none of the Shares from time to time.

The following table sets forth the name and previous relationship to the Company of each Selling Stockholder and: (1) the number of shares of Common Stock that each Selling Stockholder beneficially owned as of September 17, 2008 (assuming that the Selling Stockholder is entitled to receive the shares under the applicable restricted stock unit agreements); (2) the number of shares of Common Stock that each Selling Stockholder may offer pursuant to this Prospectus; and (3) (if one percent or more) the percentage of the class to be beneficially owned by such stockholder assuming the sale of all shares offered pursuant to this Prospectus.

Selling Stockholder	Former Position	Shares Beneficially Owned	Shares Covered Under this Prospectus	Percent Beneficially Owned After the Resale
James Hostetler	Executive VP	3,400,000	1,900,000	1.6%
Paul Stroud	Director, President and CEO	3,550,000	2,050,000	1.6%
David Weisgerber	VP, Operations	3,450,000	1,900,000	1.6%

TOTALS		10,400,000	5,900,000

PLAN OF DISTRIBUTION

The Shares covered by this Prospectus are being registered by us for the account of the Selling Stockholders.

The Shares offered by this Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the OTC Bulletin Board or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of these methods. The Selling Stockholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the Shares, or both. Compensation as to a particular broker or dealer may be in excess of customary commissions. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. If a Selling Stockholder is an employee, officer or director of the Company, he or she will be subject to our policies concerning trading and other transactions in the Company’s securities.

Each Selling Stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. There is no assurance that the Selling Stockholders will sell all or a portion of the stock being offered hereby.

In connection with the sale of Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these Shares to close out short positions, or loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell pursuant to this Prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In connection with the sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts or commissions under the Securities Act. A Selling Stockholder who is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders and any other person. Furthermore, Regulation M may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our common stock to engage in market-making activities with respect to these shares. All of the foregoing may affect the marketability of shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

To the extent required, the Shares to be sold, the names of the persons selling the Shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this Prospectus is a part.

We are bearing all of the fees and expenses relating to the registration of the Shares. Any underwriting discounts, commissions or other fees payable to broker-dealers or agents in connection with any sale of the Shares will be borne by the Selling Stockholders. In order to comply with certain states’ securities laws, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained and complied with. Sales of the Shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act.

The Selling Stockholders need to deliver a copy of this Prospectus in connection with any sale of the Shares.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2007, December 31, 2006 and the period from August 11, 2005, inception, to December 31, 2007, which we incorporate by reference herein, have been audited by De Leon & Company, P.A., an independent registered public accounting firm, as set forth in their report thereon. Such report is given on the authority of that firm as experts in accounting and auditing and in reliance upon its report.

LEGAL MATTERS

The validity of the Shares being offered hereby has been passed upon for the Company by Patton Boggs LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the Commission or documents we will file with the Commission in the future. We hereby incorporate by reference the following documents into this Prospectus:

•
our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the Commission on April 15, 2008, and amended by Form 10-KSB/A filed with the Commission on April 29, 2008, and amended by Form 10-KSB/A filed with the Commission on June 4, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 20, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 19, 2008;

•
our Current Reports on Form 8-K filed with the Commission on August 8, 2008, August 20, 2008, July 10, 2008, June 16, 2008, June 5, 2008, May 28, 2008, May 14, 2008, May 9, 2008 (except for Item 7.01 and exhibits 99.1), May 2, 2008, and April 21, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended; and

•
the description of our common stock set forth in our prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 (as amended), filed with the Commission October 23, 2006, and all amendments and reports filed by us to update that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the Commission that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this Prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Zulu Energy Corp., 950 17th Street, Suite 2300, Denver, Colorado 80202 or call (720) 961-3255.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer will have any personal liability to the Company or our stockholders for damages of breach of fiduciary duty as a director or officer, except that our articles will not eliminate the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Colorado law. Our amended and restated bylaws provide that the Company must indemnify its directors, officers and employees to the against all reasonable expenses and liabilities, including counsel fees, reasonably incurred or imposed upon him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or criminal, to which he may be made party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Company or any settlement thereof, if a determination by the board of directors or such group as identified in the bylaws that the person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. No indemnification will be made under our bylaws to a person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the person was adjudged liable to the Company or in connection with any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under our bylaws in connection with a proceeding brought by or in the right of the Company is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition to the indemnification provided to officers, employees, fiduciaries or agents under our bylaws, the Company may also indemnify and advance expenses to them if they are not directors of the Company to a greater extent than is provided in our bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract. Additionally, pursuant to our bylaws, the Company’s board of directors may direct the purchase of liability insurance by way of implementing the indemnification provisions set forth in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

Table of Contents:

WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	7
SELLING STOCKHOLDERS	7
PLAN OF DISTRIBUTION	8
EXPERTS	10
LEGAL MATTERS	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	10
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	11

ZULU ENERGY CORP. HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES OFFERED HEREBY. THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFORE.

5,900,000 SHARES

ZULU ENERGY CORP.

COMMON STOCK

REOFFER PROSPECTUS

September 19, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

IITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the Commission or documents we will file with the Commission in the future. We hereby incorporate by reference the following documents into this Prospectus:

•
our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the Commission on April 15, 2008, and amended by Form 10-KSB/A filed with the Commission on April 29, 2008, and amended by Form 10-KSB/A filed with the Commission on June 4, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 20, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 19, 2008;

•
our Current Reports on Form 8-K filed with the Commission on August 8, 2008, August 20, 2008, July 10, 2008, June 16, 2008, June 5, 2008, May 28, 2008, May 14, 2008, May 9, 2008 (except for Item 7.01 and exhibits 99.1), May 2, 2008, and April 21, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended; and

•
the description of our common stock set forth in our prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 (as amended), filed with the Commission October 23, 2006, and all amendments and reports filed by us to update that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the Commission that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this Prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Zulu Energy Corp., 950 17th Street, Suite 2300, Denver, Colorado 80202 or call (720) 961-3255.

ITEM 4. DESCRIPTION OF SECURITIES

We incorporate by reference herein the description of our securities set forth in our Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended), filed on October 23, 2006, File No. 333-137076.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Our consolidated financial statements for the years ended December 31, 2007, December 31, 2006 and the period from August 11, 2005, inception, to December 31, 2007, which we incorporate by reference herein, have been audited by De Leon & Company, P.A., an independent registered public accounting firm, as set forth in their report thereon. Such report is given on the authority of that firm as experts in accounting and auditing and in reliance upon its report.

The validity of the common stock covered by this Registration Statement has been passed upon for the Company by Patton Boggs LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer will have any personal liability to the Company or our stockholders for damages of breach of fiduciary duty as a director or officer, except that our articles will not eliminate the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Colorado law. Our amended and restated bylaws provide that the Company must indemnify its directors, officers and employees to the against all reasonable expenses and liabilities, including counsel fees, reasonably incurred or imposed upon him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or criminal, to which he may be made party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Company or any settlement thereof, if a determination by the board of directors or such group as identified in the bylaws that the person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. No indemnification will be made under our bylaws to a the person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the person was adjudged liable to the Company or in connection with any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under our bylaws in connection with a proceeding brought by or in the right of the Company is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition to the indemnification provided to officers, employees, fiduciaries or agents under our bylaws, the Company may also indemnify and advance expenses to them if they are not directors of the Company to a greater extent than is provided in our bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract. Additionally, pursuant to the bylaws, the Company’s board of directors may direct the purchase of liability insurance by way of implementing the indemnification provisions set forth in our bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit
Number   Exhibit

4.2
Amended and Restated 2008 Equity Incentive Plan (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 19, 2008.)

5.1	Opinion and Consent of Patton Boggs LLP

23.1	Consent of DeLeon & Company, P.A.

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

ITEM 9. UNDERTAKINGS

The registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on this 19th day of September 2008.

ZULU ENEGY CORP.

By:	/s/ Mohamed Gova
Mohamed Gova, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

Each person whose signature appears below appoints Mohamed Gova and Brian Hughes, individually, as true and lawful attorneys-in-fact and agents, with full power of substitution to sign any amendments (including post-effective amendments) to this Registration Statement and to each registration statement amended hereby, and to file the same, with all exhibits and other related documents, with the Commission, with full power and authority to perform any necessary or appropriate act in connection with the amendment(s).

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Abdul Majeed Al Fahim	September 19, 2008
Abdul Majeed Al Fahim
Director

By:		September 19, 2008
Pierre Besuchet
Director

By:	/s/ Alfred Dube	September 19, 2008
Alfred Dube
Director

By:	/s/ Mohamed Gova	September 19, 2008
Mohamed Gova
Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

By:	/s/ Brian Hughes	September 18, 2008
Brian Hughes
Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.2
Amended and Restated 2008 Equity Incentive Plan (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 19, 2008.)

5.1	Opinion and Consent of Patton Boggs LLP.

23.1	Consent of DeLeon & Company, P.A.

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)